Exhibit 10.12

English Translation

Joint Operation Agreement

for

Dandantang Game Zone

THIS JOINT OPERATION AGREEMENT for DANDANTANG GAME ZONE (“this Agreement”) was entered into by and between the following two parties on September 9, 2010.

Parties hereto:

Party A: Shanghai Taomee Network Technology Co., Ltd.

Address: 16/F, Building No. A-2, 1528 Gumei Road, Xuhui District, Shanghai

Party B: 7th Road Technology Co., Ltd.

Address: 16/F, EVOC Technology Building, 31 Gaoxin Central 4th Road, Nanshan District, Shenzhen

In order to jointly expand the online game market, provide the users with more relevant services, and give full play to Party A and Party B’s respective advantages, both parties hereby reach the following cooperation terms with respect to the relevant matters of the operation of the online game – Dandantang through friendly consultation by adhering to the principles of equality and mutual benefit, common development, complementary advantages, and compensation of equal value in accordance with the provisions of applicable laws of the People’s Republic of China:

Definitions

In this Agreement and the annexes hereto, the following terms shall have the meanings defined as follows:

Party A’s Website: means the simplified Chinese Internet website and business domain where Party A may set up a special zone for the Object as agreed upon by both parties.

Object: means Dandantang online game for which Party B owns the independent and complete copyright within the agreed territory, including server-side applications and Documentation as well as other materials related to the operation of the Object.

Documentation: means the public materials and graphic materials of the Object.

Registration Interface: means the interface for users to log in the game server using the passes of Party A, and Party B is responsible for the technology access.

Promotion Users: mean the users entering the special zone for the Object.

Promotion Query System: means the platform used to record the relevant statistical information of the Promotion Users on Party A’s server operating the Object, whereby it is possible to inquire about the account information of Party A’s bound users, user log-in information, detailed charging information of users and other records.

Operating Income of the Object: means the fees charged by Party A from the end users for using the Object after the formal operation of the Object, mainly existing in the form of charging amount in Mibi.

Agency Territory: means Mainland China, excluding Hong Kong, Macau and Taiwan.

The headings and the table of contents of this Agreement are for the purpose of convenience only, and are not intended to become a part of this Agreement, nor will they affect the meaning or interpretation of this Agreement.

1. License

1.1 With Party B’s authorization, Party A is allowed to perform the following activities with respect to the Object within the agreed territory, and the agreed territory defined by Party A and Party B after reaching a consensus through consultation is Mainland China:

1.1.1 Party A may set up a special zone for the Object on Party A’s Website and publicize the Object on Party A’s Website. This special zone shall be independently produced, owned and operated by Party A;

1.1.2 Party A may demonstrate and exhibit the Object, and the registered users of Party A’s Website within the agreed territory are permitted to use the game services of the Object;

1.1.3 Party A may use the text and graphic materials of the Object for the promotion activities related to the game services of the Object (including but not limited to advertising materials, promotion materials and the like). The specific form and content are to be determined by Party A.

1.2 Party B is responsible for rectifying the defects, eliminating the troubles, changing and upgrading the versions of the Object, so that Party A is able to provide services to the users.

1.3 Without prejudice to the interests and reputation of Party B, Party B agrees that Party A may reasonably use the Object, the trademarks and name of Party B in the online game services of the Object and relevant promotion activities, and may publicize, introduce and promote the Object using Taomee Dandantang and other names and images that conform to the company image of Party A.

1.4 Party A may carry out marketing and sales activities for the Object via Internet or other promotion means. Party A shall maintain the safety of the data of the users accessing the Object via Party A’s Website within the agreed territory, while Party B shall render technical support.

1.5 Party A shall undertake the operation and customer services, whereas Party B shall provide technical support to fully aid in Party A’s work.

2. Delivery and Acceptance

2.1 Party B shall assist Party A in completing the technical connection between the Object and Party A’s Website and relevant modification work, so that the version testing, acceptance and operation of the Object can be carried out on Party A’s Website.

2.1.1 Party B shall ensure that the Object can operate normally, and shall deliver to Party A the relevant documents and materials necessary for the market promotion, so that Party A can conduct the promotion of the Object.

2.1.2 After Party A has provided the link and the query interface of promotion records of the Object , Party B shall assist Party A in testing the promotion links of the Object in order to ensure that the link and promotion query interface of the Object can be used normally.

2.2 Party B shall deliver      version and relevant technical documentation to Party A prior to             , so that Party A can perform testing and acceptance. Party B shall carry out reasonable testing before delivering the authorized game and authorized data.

2.3 Party A shall carry out testing and acceptance immediately after receiving the authorized game and authorized data delivered by Party B, and shall finish the acceptance thereof within      working days. In case of any error, Party A shall notify Party B of such error within      working days upon receipt of the authorized game and authorized data. Party B shall correct such error in a timely manner upon receipt of the notice of Party A.

3. Publicity and Promotion

3.1 Party A shall be responsible for the design of the promotion materials of the Object and the special zone on the website, as well as other services regarding the Object on Party A’s Website or the integration of the Object with the system.

3.2 As of the effective date of this Agreement, Party A shall be entitled to require Party B to offer equal promotional and preferential activities to all the end users of the Object operated by Party A.

4. Users of Special Zone and Registration Method

4.1 Users of special zone refer to those users who access the Object by registering in the special zone of Party A. Such users use Party A’s registration and login systems to access the Object. Party A shall grant Party B appropriate authority to inquire about the list of special zone users and the monthly consumption details of such special zone users via Party A’s billing system.

5. Installation, Maintenance and Training

5.1 Party A shall provide all the hardware devices and broadband resources necessary for the game services, install and erect game servers, database servers, download servers, network servers and other necessary servers within the agreed territory, and place these serves in an online network environment suitable for the provision of the game services of the Object, and Party A shall be responsible for the installation, debugging and maintenance of the necessary servers. For the purpose of the performance of this Agreement, both parties hereby confirm that Party A is required to provide the hardware support set forth in Annex I.

5.2 Party A may set up new servers based on its own conditions of game operation, while Party B shall provide relevant products and assist Party A in adding servers.

5.3 The update method is shown as follows: Party B shall update the game versions on the servers of the Object operated by Party A according to the requirements of this Agreement.

5.4 Party B shall designate stable members to maintain the daily operation of the authorized game, correct and provide patches for any technical problem, defect and bug arising during the daily operation of the authorized game, provide troubleshooting and support services, and give instructions on the erection of servers. Such service forms include remote services and field services, and the service charges shall be borne by Party B. However, if technical support of Party B is needed in case of any failure in the operated game due to Party A’s breach of any stipulation hereof or any fault attributable to Party A, the relevant expenses shall be borne by Party A.

5.5 Party B shall provide upgrade and maintenance as well as support services for the Object on a regular basis, and shall notify Party A of the schedule of such regular maintenance and support services. As for the maintenance and support services necessitated by emergencies, Party B shall promptly inform Party A upon occurrence of such emergencies.

6. Main Rights and Obligations of both Parties

6.1 Rights and Obligations of Party A:

6.1.1 Party A shall have the right to require Party B to deliver the game and relevant materials and provide the agreed technical support and training according to the stipulations of this Agreement;

6.1.2 Party A shall have the right to require Party B to modify the content of the authorized game that does not conform to Party A’s image, philosophy, and customer group.

6.1.3 Party A may independently exercise the right to operate the Object as agreed within the authorized agency period and negotiate with Party B to determine such matters as gift distribution during the operation. In case, within 5 working days after Party A has sent the gift distribution and users compensation schemes to Party B, Party B fails to grant written confirmation, it will be deemed to have consented to Party A’s schemes.

6.1.4 Party A shall pay the agreed fees to Party B according to the time and method agreed herein;

6.1.5 Party A may not modify, change the name of, add, delete, divide, or decompile the Object without the written consent of Party B.

6.1.6 Party A shall perform its obligations to operate and maintain the Object as agreed within the authorized agency period. Party A shall establish an official website for the Object and ensure the continuous and stable operation of such website.

6.1.7 Party A shall activate the billing channel at the agreed time to formally charge the users of the special zone.

6.1.8 In case such procedures as governmental examination and approval, filing, registration and the like are necessary for the agency and operation of the Object within the agency territory, Party A shall be responsible for go through such procedures at its own costs in order to ensure the lawful operation of the Object within the agency territory.

6.1.9 Party A shall undertake to provide high quality customer services and assume all the expenses arising therefrom, so as to attract and secure the end users of the Object with satisfactory operation services. Party A shall timely feed the opinions of the end users back to Party B for the latter to perfect the Object.

6.1.10 Party A shall be responsible for operating and maintaining a secure billing system and shall ensure that such billing system is able to efficiently set up accounts for new end users (special zone users) and provide password authentication function as well as accurate billing function. The relevant program development work shall be the responsibility of Party A, while Party B shall provide necessary technical support.

6.1.11 Party A may not operate the Object beyond the agreed territory, nor may it use the Object for any activity irrelevant to the content of this Agreement.

6.1.12 Party A may not transfer any of its rights hereunder to any third party without the written consent of Party B.

6.2 Rights and Obligations of Party B

6.2.1 Party B shall have the right to carry out supervision to ensure that Party A engages in operation activities within the authorized agency scope as agreed herein, raise objection to the modification, changing name of, addition, deletion, division, de-compilation of the game and other acts performed by Party A without the written consent of Party B, and hold Party A legally liable therefor, including requiring Party A to indemnify Party B for the damage to its reputation and bear the economic losses suffered by Party B therefrom.

6.2.2 Party B shall complete the delivery of the Object and relevant documents according to the content and time agreed herein;

6.2.3 Party B shall provide technical support to Party A as agreed.

6.2.4 In case there is any update or patch available for the Object, Party B shall promptly notify Party A and give a timely solution as agreed.

6.2.5 Party B shall designate one employee as the project manager and the primary contact for Party A. In addition, Party B shall undertake that at any time there is at least one technical support member who will provide Party A with technical support.

6.2.6 Party B undertakes not to intervene in Party A’s legitimate exercise of its rights hereunder.

6.2.7 Party B shall be obliged to provide all the technical supports for the Object (including those regarding server erection) and ensure the normal operation and use of the Object. In case Party A suffers loss of users or a lot of complaints from the users due to any technical reason attributable to Party B, Party B shall assist Party A in figuring out a solution, and the measures for compensating the users are to be determined by both parties through consultation.

6.2.8 During Party A’s operation of the Object according to this Agreement, it will immediately inform Party B of all the game bugs, system problems, technical failures and other problems affecting the operation of the Object detected during the operation, and Party B shall fix and solve such bugs, problems and failures in a timely manner. For details on technical problems and the corresponding time limits for solution, please see Annex II.

6.2.9 If the game is disturbed by any unauthorized plug-in, Party B shall endeavor to block such plug-in by using technical means.

6.2.10 After Party A formally operates the Object, Party B shall update and deliver the Object to Party A as scheduled to facilitate the operation of Party A. The major versions of the Object are estimated to be updated every two or three months, while other minor releases will be updated at indefinite periods. Prior to each update, Party B will notify Party A of the update time and content as well as the matters needing Party A’s assistance 3 days in advance. Party B undertakes that the update of the Object on the servers of Party A will not be later than the update Party B provides to other operators.

7. Income Settlement and Royalty Payment

7.1 Both parties shall perform settlement and share the profits according to the income from Mibi recharging in respect of the Object by the special zone users on the special zone servers, and the channel costs shall be borne by Party A.

7.2 Both parties shall distribute the operating income of the Object on a monthly basis, with the specific proportions defined as follows:

Party A takes 70% of the Operating Income of the Object while Party B takes the remaining 30%.

7.3 The compensation for users and promotional distribution amount arising from the operation of the Object shall be determined by both parties through consultation and deducted from the Operating Income of the Object, and such amount will not be distributed as the income.

7.4 Party A shall be responsible for charging fees for the Object during operation via the billing system. Both parties unanimously agree to launch a formal charging channel after the game and relevant Documentation are delivered to Party A and passes the acceptance of Party A, and Party A formally begins the operation, so as to formally charge the users of the special zone of Party A.

7.5 Upon formal charging, Party A shall deliver to Party B the list of the operating income for the previous month (including the list of bad debts in the previous month) on the 15th day of each month (to be postponed in case of holidays). Party B shall check and confirm the lists provided by Party A within 3 days, and shall issue lawful and valid invoices of equal amount to Party A after confirming such lists. In case Party B fails to make confirmation within 3 days, Party B will be deemed to have accepted the list of operating income issued by Party A. Upon receipt of the invoice, Party A will remit Party B’s share of profits for the previous month to the special account designated by Party B within 15 days.

7.6 Where either party raises an objection to the profit-sharing amount and the difference falls within 1% (including 1%), the statistical data on the background of Party A will prevail. If the difference exceeds 1%, the specific amount shall be determined by both parties through consultation.

7.7 Both parties shall respectively bear the relevant taxes arising from this Agreement.

7.8 The billing system needed during the promotion shall have the following functions:

7.8.1 Inquiring about the relevant registration information of special zone users;

7.8.2 Inquiring about the details and sum of the amount recharged in the account of a single special zone user for the Object.

7.9 Account information of Party B:

Bank Name: China Merchants Bank Shenzhen Keyuan Sub-branch

Account No.: 755916317610818

Beneficiary: 7th Road Technology Co., Ltd.

8. Late Delivery and Overdue Fine

8.1 After the formal operation of the Object on Party A’s Website on a paid basis, if Party A fails to pay the profit-sharing amount according to the provisions of Article 7 hereof, Party A shall pay to Party B the overdue fine in the amount equivalent to 1‰ of the payable overdue amount accrued in the current period for each delayed day. Where the payment is overdue for more than thirty days, Party B shall be entitled to terminate this Agreement.

9. Declarations, Representations and Warranties

9.1 Both parties respectively declare, represent and warrant to each other as follows:

9.1.1 They are qualified to enter into the cooperation hereunder, which complies with the provisions regarding their respective business scopes;

9.1.2 The execution and performance by them of this Agreement do not constitute a breach against any third party or an infringement upon any right of such third party, nor do such execution and performance violate the restrictions of any legal document binding upon them.

9.2 Party A warrants that:

9.2.1 It has all the rights to the Party A’s Website used for this Agreement, enjoys the legal qualification to enter into the cooperation agreed herein at the same time, and owns sufficient technology and advertising and promotion resources as well as enough staff;

9.2.2 All the materials it has obtained from Party B will only be used for the cooperation project of the Object, and will never be used for any other purpose (except as otherwise agreed by both parties in writing), otherwise Party B shall be entitled to require Party A to compensate for all the direct economic losses incurred thereby.

9.2.3 It will protect the reputation and company image of Party B, and will not commit any act that may impair the image and reputation of Party B; it will use the company name, trademarks and the name of the Object licensed by Party B within the authorized scope; except as otherwise specified herein, Party A may not alter the trademarks or the name of the Object of Party B in any way.

9.2.4 Party A has no right to make any derivative of the Object and undertakes not to use the Object to make profits for other business purposes, or infringe upon the interests of Party B, or infringe upon the interests of any third party in its own name or in the name of Party B or Party B’s partner.

9.2.5 Should Party A breach any of the foregoing warranties, it shall bear the liabilities for such breach. Any complaint, dispute, action or claim arising therefrom shall be the responsibility of Party A, and if Party B suffers any loss therefrom, Party A shall assume all the corresponding liabilities for compensation.

9.2.6 Party A must ensure the service quality of the operation of the Object and the quality of server devices in order to safeguard the legitimate interests of users.

9.3 Party B warrants that:

9.3.1 It lawfully owns the copyright and operation right of the Object within the agreed territory and will not exert negative effect on the use of the Object hereunder.

9.3.2 It will not transfer the Object or commit any other act that may affect the performance of this Agreement within the term of this Agreement.

9.3.3 It has lawful title to the Object and the Documentation in connection with the performance of this Agreement, and will not infringe upon the legitimate interests of any third party.

9.3.4 The content of the Object and its Documentation complies with Chinese laws and regulations, and does not violate the relevant provisions regarding electronic publications as well as any other applicable laws and regulations;

9.3.5 Should Party B breach any of the foregoing warranties, it shall bear the liabilities for such breach. Any complaint, dispute, action or claim arising therefrom shall be the responsibility of Party B, and if Party A suffers any loss therefrom, Party B shall assume all the corresponding liabilities for compensation.

10. Amendments

10.1 Within the term of this Agreement, both parties may amend the content of this Agreement through friendly consultation, and any amendment shall be set forth in a written agreement, which shall become effective as of the date when it is signed and stamped by both parties.

11. Assignment and Disposal

11.1 Neither party may assign or, in the form of guarantee, provide to any third party its positions, rights or obligations hereunder, except as otherwise expressly specified herein or with the written consent of the other party.

11.2 Where it is necessary for Party A to delegate its right of agency to or enter into promotional cooperation with any third party on a profit-sharing basis during the promotion and marketing, Party A shall file an application to Party B, and shall not carry out such cooperation until it has obtained the written permission of Party B.

12. Confidentiality

12.1 Neither party may obtain any confidential information irrelevant to the work hereunder by illegitimate means. Each party shall keep confidential all the confidential information received from the other party by using the same degree of care as it uses to protect its own confidential documents of equal importance (no less than normal and reasonable degree of care). Without the express permission of this Agreement or the prior written consent of the other party, neither party may disclose to any third party (unless otherwise required by applicable laws, regulations, government department, stock exchanges or other regulatory authorities and excluding the legal, accounting, business and other advisors or employees of both parties) any content of the provisions hereof and the execution and performance hereof, as well as any technical or operational information of the other party or any affiliate thereof known by signing and performing this Agreement, nor may such party use the confidential information of the other party or permit (lending, granting, leasing, transferring of and other disposal of the business secrets of the other party all fall within the scope of “permission”) the use of or assist any third person under no obligation of confidentiality in using such business secrets of the other party. Each party shall take reasonable measures to prevent the divulgence of such confidential information and the unauthorized use of confidential information. If either party finds that any business secret is divulged by others or divulged due to its own fault, such party shall take effective measures to prevent the further expansion of such divulgence and report the fact to the other party in a timely manner.

12.2 The receiving party undertakes to provide such confidential information only to its personnel who need to access such confidential information and data to perform their duties in the capacity of employees of the receiving party. The receiving party shall procure that the employees who have access to such confidential information and data agree, in writing, not to disclose such confidential information to any third party and will not use such confidential information for any purpose except for the purpose of performing the duties of such employees according to the instructions of the receiving party.

12.3 Exceptions. Notwithstanding the foregoing, this clause shall not apply to the following information that:

12.3.1 Is independently developed by the receiving party without using the confidential information of the other party;

12.3.2 Is legitimately received by the receiving party from any third party under no obligation of confidentiality without breaching this Agreement;

12.3.3 Is disclosed to any third party under no obligation of confidentiality by the disclosing party;

12.3.4 Is illegitimately owned by the receiving party before receiving the information from the disclosing party;

12.3.5 Is disclosed by the receiving party with the prior written consent of the disclosing party;

12.3.6 Has been or may be made publicly available not due to the receiving party’s breach of this Agreement;

12.3.7 Is required to be disclosed under applicable laws and regulations;

12.3.8 Is disclosed according to the orders or requirements of a people’s court or competent administrative authorities, provided, however, that the receiving party must inform the other party in a timely manner and make its best efforts to procure a protective order or otherwise prevent the disclosure of such information.

13. Annexes to this Agreement

13.1 In case there is any imperfection in the cooperation terms hereunder, both parties will separately make written explanations or sign a separate agreement through consultation, which shall act as an annex hereto and constitute an integral part hereof, and shall have same legal effect as this Agreement.

13.2 Unless otherwise specifically set forth herein, the terms of this Agreement shall also apply to any annex hereto. In case of any conflict between the terms of such annex and the main text of this Agreement, the relevant terms of the main text hereof shall prevail.

14. Performance of this Agreement

14.1 Both parties shall fully perform their respective obligations as agreed, and shall perform the obligations of notice, assistance, confidentiality and other obligations in good faith according to the nature and purpose of this Agreement as well as transaction practices.

15. Term and Termination

15.1 This Agreement shall come into force from the date first written above and shall expire 12 months after Party A formally begins to promote the Object on Party A’s Website and charges the special zone users promoted by Party A. If, prior to the expiration of the term of this Agreement, neither party raises any written objection, this Agreement shall be automatically renewed for another two years.

15.2 In case the game is closed and out of service due to any fault attributable to Party A, all the customer complaints and economic losses arising therefrom shall be handled and covered by Party A.

15.3 The premature termination of this Agreement shall not affect the non-breaching party’s right to require the breaching party to compensate it for the losses suffered by it.

15.4 Within the term of this Agreement, both parties may terminate this Agreement in advance by reaching consensus through consultation.

15.5 In case this Agreement is terminated in whatsoever manner, neither party may disseminate or fabricate any speech and text or commit any other act that may damage the image of the other party, otherwise the party whose right is damaged shall be entitled to require the other party to compensate it for all the losses suffered by it therefrom.

15.6 Under any of the following circumstances, either party may immediately terminate this Agreement by giving a 15 days prior written notice to the other party without having to bear any liability for breach:

15.6.1 The other party starts liquidation, dissolution, voluntary or involuntary bankruptcy or other similar circumstances;

15.6.2 The other party fails to repay the debts at maturity date and directly or indirectly declares bankrupt and the debts due (other than fraudulent debts), and any creditor has taken over its operation right or substantial assets;

15.6.3 Both parties decide not to commence commercial operation, provided that neither party has a fault;

15.7 Once this Agreement is terminated, Party A shall, within 60 working days upon such termination, stop acting as an agent of and operating the Object, and shall cease to sell, distribute and produce any product related to the Object. Party A may retain the profit-sharing payment for the last month of the authorized period to pay the expenses arising from the refunding of cards by end users. The amount to be paid to the end users and the method of payment as well as the respective proportions assumed by both parties shall then be determined by them through consultation.

16. Force Majeure

16.1 In case of any event of Force Majeure, either party shall promptly and sufficiently notify the other party in writing of the occurrence of this event and the influence that such event may have on this Agreement, and shall provide relevant documentary evidence within 60 days upon removal of such event of Force Majeure.

16.2 Where it is impossible to perform this Agreement due to any event of Force Majeure, the affected party may be exempt from liabilities in part or in whole according to the influence of such event of Force Majeure, unless otherwise provided in relevant laws. Where such event of Force Majeure occurs after the relevant party delays in the performance hereof, such party may not be exempt from liabilities.

16.3 Events of Force Majeure referred to this Article include but are not limited to the following: natural disasters (earthquake, rainstorm, typhoon and so on), war, emergency power failure in the place where servers are located, governmental acts, or interim orders forcing the shutdown of the servers, etc.

17. Defaulting Liabilities

17.1 Party B shall bear liabilities for warranty against any defect of right, and shall warrant that the Object is free from any claim made by any third party, otherwise, Party B shall compensate Party A for the losses suffered by it therefrom.

17.2 Where Party A modifies, changes the name of, adds, deletes, divides, decompiles the Object without the written consent of Party B, thus causing losses to Party B, Party A shall bear the liabilities for compensation.

17.3 Party A shall exercise the rights granted by Party B within the scope agreed herein during the authorized period, and may not use the Object in any way beyond the agency territory and the delegated authorities, otherwise Party A shall compensate for the losses caused to Party B thereby.

18. Governing Law and Dispute Resolution

18.1 The execution, performance, interpretation and dispute resolution of this Agreement shall be governed by the law of the People’s Republic of China.

18.2 Any dispute arising out of or in connection with this Agreement shall be settled by both parties through friendly consultation. In case such consultation fails, such dispute shall be submitted to the court of the place where the plaintiff is located for settlement through lawsuit.

19. Contact Information

19.1 All notices or other letters to be sent or prepared according to the provisions of this Agreement shall be given in writing, and shall be sent by fax, courier service, or registered mail. The recipients are as follows:

Party A: Shanghai Taomee Network Technology Co., Ltd.

Address: F/16, Building No. A-2, 1528 Gumei Road, Xuhui District, Shanghai

Attention:

Telephone:

Fax: 021-33674012

Postal Code: 200233

E-mail:

Party B: 7th Road Technology Co., Ltd.

Address: 16/F, EVOC Technology Building, 31 Gaoxin Central 4th Road, Nanshan District, Shenzhen

Attention: Hu Xiaoli

Telephone: 0755-86255212-837

Fax: 0755-86199356

Postal Code: 518057

E-mail: Lick@7road.com

19.2 The notices, requests or other letters sent under the preceding paragraph shall be deemed to be duly served under the following circumstances: if sent by fax, 12 hours after such notices, requests or letters are sent to the correct fax number, provided that the sending party shall receive the electronic or other form of confirmation of the accurate and complete delivery of the letters; if sent by courier service like EMS, such notices, requests or letters shall be deemed served at 10:00 am on the third working day from the date of posting; if sent by registered mail, such notices, requests or letters shall be deemed served at 10:00 am on the 10th working day from the date of posting.

19.3 Each party hereto may change its mailing address and recipient with a written notice to the other party.

20 Miscellaneous

20.1 Independent Contractors. Both parties are independent contractors. Neither party may be deemed as the employee, agent, partner or representative of the other party, nor shall such party have the right to assume any obligation and duty on behalf of the other party.

20.2 Both parties hereto have caused their respective duly authorized representatives to execute this Agreement and affix their official seals or special seals for contractual uses hereto. In witness whereof, this Agreement is made in quadruplicate and each party holds two copies.

[THE REMAINDER OF THIS PAGE BELOW THIS LINE IS INTENTIONALLY LEFT BLANK]

Party A: Shanghai Taomee Network Technology Co., Ltd.

[seal: Shanghai Taomee Network Technology Co., Ltd. Ltd.]

Authorized Representative (signature):

Party B: 7th Road Technology Co., Ltd.

[seal: 7th Road Technology Co., Ltd.]

Authorized Representative (signature):

Annex I:

Dandantang Servers

Server Capacity: 4,500 concurrent users / game server

Hardware Configuration of Servers

Type	Model	Quantity	Remarks

CPU	Intel 5420	2	None

Memory			Memory shall be greater than or equal to 12 G

Database Server Hard Disk (two physical hard disks)		1	300 G SAS Hard Disk
		1	146 G SAS Hard Disk

IIS Server Hard Disk		1	146 G SAS Hard Disk

Game Server Hard Disk		1	146 G SAS Hard Disk

Network Card	1000M	2	One to be connected to public network and one to be connected with Intranet switch

Switch	HY H3C 5024P Gigabit	1	To be connected with each server (Intranet)

Software Configuration of Servers

Each server operates on Windows 2003, 64 bit, with new SP2 patch

The operating system may be in English, but no Chinese patch should be put on the English system.

Database server hard disk partition:

146G SAS hard disk is partitioned into two disks, C and D, 40 G being allocated to C Disk and the remainder being allocated to D Disk. Both C and D disks are in NTFS format. 300 G SAS hard disk is for E Disk for the purpose of synchronizing and backing up database.

Hard disk partition of IIS servers and Game servers:

146G SAS hard disk is partitioned into two disks, C and D, 40 G being allocated to C Disk and the remainder being allocated to D Disk. Both C and D disks are in NTFS format.

Bandwidth Allocation of Servers

Bandwidth: no less than 100M exclusive access for each server (3,400 concurrent users)

Recommendations: at the very day when a new zone was launched or the version is updated, the bandwidth should be adjusted to 150M exclusive access and maintained for 3 days, so as to give a more fluent experience to a huge amount of users when they download the client file again.

The capacity of servers for concurrent users

Capacity of servers: 3,000 concurrent users/game server, a maximum of 4,500 concurrent users/game server

Annex II:

Levels of Technical Failures and Time Limits for Solution

I. Both parties agree to divide the bugs, technical failures and system problems arising during the operation of the Object into four levels, namely, fatal, significant, ordinary and optimization, which are detailed as follows:

Level	Standards		Time Limit for Solution
	Flash	Web

Fatal

1.      The game is unable to continue to execute due to crashes, illicit withdrawal, endless loop, disconnection and other errors resulting from the game;

2.      The fulfillment of the system requirements or functions is seriously affected, and such problem cannot be corrected (reinstalling or restarting the game is not a corrective method);

3.      Other bugs that make the game not executable;

4.      Problems that directly prevent the game or game updates from being released normally;

5.      Major functional modules (like the functions for storing the data of players) cannot work;

6.      Other problems that have caused or may cause the suspension of game operation or any damage to the interests of users.

1.      Core functions of webpage cannot be implemented normally, for example, recharging is impossible on the recharging page;

2.      Important functions of webpage cannot be implemented normally, for example, normal login is unavailable;

3.      Webpage cannot be accessed normally or virtually cannot be displayed normally;

4.      Other problems that have caused or may cause the suspension of game operation or any damage to the interests of users.

Within 24 hours after detecting problems

Significant

1.      Functions of the program cannot be implemented;

2.      Game rules and settings are incorrect;

3.      Animation cannot be played or is incorrectly displayed;

4.      The music or sound effect goes wrong on a large scale;

5.      Local yet apparent program problems that do not affect the running of the game.

	1. The fulfillment of the system requirements or basic functions are seriously affected; 2. Patterns or pictures are displayed disorderly, making it impossible to implement the functions of pages.	Within 48 hours after defecting problems